EXHIBIT 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-06378, No. 333-40516, No. 333-103888, No. 333-108149, No. 333-119949, No. 333-129640 and No. 333-129733 each on Form S-8, of our reports dated 9 June 2008 relating to the consolidated financial statements of WPP Group plc and the effectiveness of WPP Group plc’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of WPP Group plc for the year ended 31 December 2007.

DELOITTE & TOUCHE LLP

London, England

9 June 2008